EXHIBIT 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-30756-02, 333-02873, 333-65424, 333-107414 and 333-144893 on Form S-8 of our report dated June 25, 2010, relating to the 2009 financial statement (before retrospective adjustments to the financial statement) (not presented herein) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adoption of an accounting standard that required participant loans to be classified as notes receivable from participants and segregated from investments in the financial statement) of the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, appearing in this Annual Report on Form 11-K of the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 24, 2011

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